Exhibit 23.1

PAN-CHINA SINGAPORE PAC 天健新加坡会计事务所有限公司 UEN: 201603512D 80 SOUTH BRIDGE ROAD $04-02 GOLDEN CASTLE BUILIDNG SINGAPORE 058710 TEL: +65 6438 3524

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ADDENTAX GROUP CORP. of our report dated June 30, 2025 relating to the consolidated financial statements for the years ended March 31, 2025 and 2024.

/s/ Pan-China Singapore PAC
Pan-China Singapore PAC
Pan-China Singapore PAC, Singapore	Certified Public Accountants
August 11, 2025	PCAOB ID No.6255